UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): April 12, 2016

MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.
On April 12, 2016, Maxwell Technologies, Inc., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) to sell certain of its assets and liabilities, comprising the Company’s microelectronics product line, to Data Device Corporation, (“DDC”), a privately-held Delaware corporation that designs and manufactures high-reliability data bus, motion control and solid-state power controller products for aerospace and defense vehicles, and industrial applications. The purchase price under the Asset Purchase Agreement consists of $21 million in cash, subject to certain working capital adjustments.
In connection with the transaction contemplated by the Asset Purchase Agreement (the “Transaction”), DDC will make employment offers to certain Company employees. The Asset Purchase Agreement contains customary closing conditions, including (i) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of the Company and DDC; (ii) the compliance by each of the Company and DDC with their respective obligations under the Asset Purchase Agreement, (iii) the receipt of certain third party consents; (iv) the transfer of certain licenses from the Company to DDC, (v) the acceptance of employment with DDC by certain of the Company’s employees to commence following the closing of the Transaction, and (vi) the other closing conditions set forth in the Asset Purchase Agreement.
The Asset Purchase Agreement also contains customary representations and warranties of the parties. Such representations and warranties are made solely for purposes of the Asset Purchase Agreement and, in some cases, may be subject to qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Asset Purchase Agreement and may have been qualified by disclosures that were made in connection with the parties’ entry into the Asset Purchase Agreement. The Asset Purchase Agreement contains certain termination rights for each of the Company and DDC. The Company and DDC have agreed to indemnify each other for breaches of representations, warranties and covenants and other customary matters. From the purchase price otherwise payable to the Company at the closing of the Transaction, $1.5 million will be held in an escrow account for a period of 12 months in connection with the Company's indemnification obligations under the Asset Purchase Agreement.
Amendment to Loan and Security Agreement
In connection with the Transaction, on April 12, 2016, the Company entered into a first amendment (the “First Amendment”) to the Company’s Loan and Security Agreement dated July 3, 2015 (the “Loan Agreement”), with East West Bank (“EWB”), to align certain financial covenants with the Company’s remaining business following the Transaction. Among other things, the First Amendment provides that the Company will provide certain financial statements to EWB within 90 days of the end of each of the Company’s fiscal years and amends certain financial covenants, including decreasing minimum EBITDA requirements for the period of September 30, 2016 through June 30, 2017 and increasing minimum consolidated cash requirements beginning with the fiscal quarter ending September 30, 2016. In connection with the First Amendment, EWB provided its consent to the Transaction, and provided a release of all liens and security interests related to the assets being sold in the Transaction.
The foregoing descriptions of the Asset Purchase Agreement and the First Amendment do not purport to be complete and are qualified in their entirety by reference to copies of the Asset Purchase Agreement and the First Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.
Item 8.01    Other Events.
On April 12, 2016, the Company issued a press release announcing the execution of the Asset Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Asset Purchase Agreement by and between Maxwell Technologies, Inc. and Data Device Corporation, dated April 12, 2016 (excluding schedules and exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request, pursuant to the provisions of Regulation S-K, Item 601(b)(2)).

10.2	First Amendment to Loan and Security Agreement dated April 12, 2016, by and between East West Bank and Maxwell Technologies, Inc.
99.1	Press release dated April 12, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: April 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1
Asset Purchase Agreement by and between Maxwell Technologies, Inc. and Data Device Corporation, dated April 12, 2016 (excluding schedules and exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request, pursuant to the provisions of Regulation S-K, Item 601(b)(2)).

10.2	First Amendment to Loan and Security Agreement dated April 12, 2016, by and between East West Bank and Maxwell Technologies, Inc.
99.1	Press release dated April 12, 2016.